Filed Pursuant to Rule 433
                                                    Registration No.: 333-121914

--------------------------------------------------------------------------------
MORGAN STANLEY                                                 January 4th, 2006
Securitized Products Group
                            [LOGO OF MORGAN STANLEY]
--------------------------------------------------------------------------------
                                   Term Sheet

                                  $729,341,000
                                  Approximately

                        Morgan Stanley Home Equity Loans
                                  Series 2006-1

                       Mortgage Pass-Through Certificates

                IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE

This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein. This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

                   IMPORTANT NOTICE RELATING TO AUTOMATICALLY
                           GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this material is attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                           Approximately $729,341,000
                 Morgan Stanley Home Equity Loans, Series 2006-1

                        Morgan Stanley ABS Capital I Inc.
                                    Depositor

                              JPMorgan Chase & Co.
                       Countrywide Home Loans Servicing LP
                              HomEq Servicing Corp.
                                    Servicers

                             Transaction Highlights
                             ----------------------

-------------------------------------------------------------------------------------------------------------------
                                                                                   Modified
                                                                                   Duration
Offered                                  Expected Ratings        Avg Life to     To Call(1)(3)   Payment Window To
Classes   Description   Balance(4)    (S&P / Fitch / Moody's)   Call(1)/Mty(2)   / Mty (2)(3)     Call(1) / Mty(2)
===================================================================================================================
  A-1       Floater     438,149,000         AAA/AAA/Aaa                           Not Offered
 A-2a       Floater     324,770,000         AAA/AAA/Aaa          1.00 / 1.00      0.96 / 0.96     1 - 26 / 1 - 26
 A-2b       Floater     104,850,000         AAA/AAA/Aaa          3.00 / 3.00      2.77 / 2.77    26 - 58 / 26 - 58
 A-2c       Floater      77,401,000         AAA/AAA/Aaa          6.47 / 7.83      5.49 / 6.35    58 - 86 / 58 - 192
  M-1       Floater      44,833,000         AA+/AA+/Aa1          5.05 / 5.59      4.39 / 4.73    44 - 86 / 44 - 168
  M-2       Floater      41,147,000        [AA+]/AA+/Aa2         4.96 / 5.49      4.31 / 4.65    42 - 86 / 42 - 161
  M-3       Floater      25,180,000         [AA]/AA/Aa3          4.91 / 5.43      4.27 / 4.60    41 - 86 / 41 - 155
  M-4       Floater      22,109,000         [AA]/AA/A1           4.89 / 5.39      4.23 / 4.55    40 - 86 / 40 - 150
  M-5       Floater      20,881,000        [AA-]/AA-/A2          4.87 / 5.36      4.21 / 4.52    40 - 86 / 40 - 145
  M-6       Floater      18,424,000         [A+]/A+/A3           4.85 / 5.31      4.19 / 4.48    39 - 86 / 39 - 139
  B-1       Floater      18,424,000         [A]/A/Baa1           4.84 / 5.28      4.08 / 4.33    39 - 86 / 39 - 134
  B-2       Floater      16,582,000        [A-]/A-/Baa2          4.82 / 5.22      4.01 / 4.24    38 - 86 / 38 - 127
  B-3       Floater      14,740,000      [BBB+]/BBB+/Baa3        4.82 / 5.17      3.97 / 4.17    38 - 86 / 38 - 120
-------------------------------------------------------------------------------------------------------------------


--------------------------------------

             Initial
Offered   Subordination
Classes       Level         Benchmark
======================================
  A-1             23.05%   1 Mo. LIBOR
 A-2a             23.05%   1 Mo. LIBOR
 A-2b             23.05%   1 Mo. LIBOR
 A-2c             23.05%   1 Mo. LIBOR
  M-1             19.40%   1 Mo. LIBOR
  M-2             16.05%   1 Mo. LIBOR
  M-3             14.00%   1 Mo. LIBOR
  M-4             12.20%   1 Mo. LIBOR
  M-5             10.50%   1 Mo. LIBOR
  M-6              9.00%   1 Mo. LIBOR
  B-1              7.50%   1 Mo. LIBOR
  B-2              6.15%   1 Mo. LIBOR
  B-3              4.95%   1 Mo. LIBOR
--------------------------------------

Notes: (1) Certificates are priced to the 10% optional clean-up call.

       (2) Based on the pricing prepayment speed. See details below.

       (3) Assumes pricing at par.

       (4) Bond sizes subject to a variance of plus or minus 5%.

Issuer:                          Morgan Stanley Home Equity Loans 2006-1.

Depositor:                       Morgan Stanley ABS Capital I Inc.

Originators:                     Accredited (10.41%), Countrywide (16.17%),
                                 Decision One (25.57%), First NLC (23.86%),
                                 Meritage Mortgage Corporation (7.20%), and
                                 Wilmington Finance Inc. (16.80%)

Servicers:                       HomEq Servicing Corp. (83.79%), Countrywide
                                 (16.17%) and JPMorgan Chase & Co. (0.04%)

Swap Counterparty:               Morgan Stanley Capital Services Inc.

Trustee and Swap Administrator:  Deutsche Bank National Trust Company

Managers:                        Morgan Stanley (lead manager), Countrywide
                                 (Co-manager)


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Rating Agencies:                 Standard & Poor's, Moody's Investors Service
                                 and Fitch Ratings.

Offered Certificates:            The Class A-2a, A-2b, A-2c, M-1, M-2, M-3, M-4,
                                 M-5, M-6, B-1, B-2 and B-3 Certificates.

Class A Certificates:            The Class A-1, A-2a, A-2b and A-2c
                                 Certificates.

Group I Class A Certificates:    The Class A-1 Certificates.

Group II Class A Certificates:   The Class A-2a, Class A-2b and Class A-2c
                                 Certificates.

Class A Certificate Group:       The Group I Class A Certificates and Group II
                                 Class A Certificates, as applicable.

Expected Closing Date:           January 26, 2006 through DTC and Euroclear or
                                 Clearstream. The Certificates will be sold without accrued interest.

Cut-off Date:                    January 1, 2006

Distribution Dates:              The 25th of each month, or if such day is not a
                                 business day, on the next business day,
                                 beginning February 25, 2006.

Final Scheduled
Distribution Date:               For all Offered Certificates, the Distribution
                                 Date occurring in December 2035.


Minimum Denomination:            The Offered Certificates will be issued and
                                 available in denominations of $25,000 initial principal balance and integral multiples of $1 in excess of $25,000.

Due Period:                      For any Distribution Date, the calendar month
                                 preceding the month in which that Distribution
                                 Date occurs.

Interest Accrual Period:         The interest accrual period for the Offered
                                 Certificates with respect to any Distribution
                                 Date will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to the current
                                 Distribution Date (on an actual/360 day count basis).

The Mortgage Loans:              The Trust will consist of approximately
                                 $1,228.3 million of adjustable and fixed rate sub-prime residential, first-lien and second-lien mortgage loans.

Group I Mortgage Loans:          Approximately $569.4 million of Mortgage Loans
                                 with original principal balances that conform to the original principal balance limits for one- to four-family residential mortgage loan guidelines for purchase by Fannie Mae and Freddie Mac.

Group II Mortgage Loans:         Approximately $658.9 million of Mortgage Loans
                                 with original principal balances that may or may not conform to the original principal balance limits for one- to four-family residential mortgage loan guidelines for purchase by Fannie Mae and Freddie Mac.

Pricing Prepayment Speed:        o Fixed Rate Mortgage Loans: CPR starting at
                                 approximately 4% CPR in month 1 and increasing to 23% CPR in month 16 (19%/15 increase for each month), and remaining at 23% CPR thereafter

                                 o ARM Mortgage Loans: 28% CPR

Credit Enhancement:              The Offered Certificates are credit enhanced
                                 by:

                                 1)  Net Swap Payments received from the Swap
                                     Provider (if any),

                                 2)  Net monthly excess cashflow from the
                                     Mortgage Loans,

                                 3)  4.95% overcollateralization (funded
                                     upfront). On and after the Step-down Date, so long as a Trigger Event is not in effect, the required overcollateralization will equal 9.90% of the aggregate principal balance of the Mortgage Loans as of the last day of the applicable Due Period, subject to a 0.50% floor, based on the aggregate principal balance of the Mortgage Loans as of the cut-off date, and

                                 4) Subordination of distributions on the more subordinate classes of certificates (if applicable) to the required distributions on the more senior classes of certificates.

Senior Enhancement Percentage:   For any Distribution Date, the percentage
                                 obtained by dividing (x) the aggregate
                                 Certificate Principal Balance of the
                                 subordinate certificates (together with any overcollateralization and taking into account the distributions of the Principal Distribution
                                 Amount for such Distribution Date) by (y) the aggregate principal balance of the Mortgage
                                 Loans as of the last day of the related Due
                                 Period.


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Step-down Date:                  The later to occur of:

                                 (x)  The earlier of:

                                      (a)  The Distribution Date occurring in
                                           February 2009; and
                                      (b)  The Distribution Date on which the
                                           aggregate balance of the Class A
                                           Certificates is reduced to zero; and

                                 (y) The first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans on the last day of the related Due Period but prior to principal distributions to the certificates on the applicable Distribution Date) is greater than or equal to approximately 46.10%.

Trigger Event:                   Either a Delinquency Trigger Event or a
                                 Cumulative Loss Trigger Event.

Delinquency Trigger Event:       A Delinquency Trigger Event is in effect on any
                                 Distribution Date if on that Distribution Date the 60 Day+ Rolling Average (the rolling 3 month average percentage of Mortgage Loans that are 60 or more days delinquent) equals or exceeds a given percentage of the prior period's Enhancement Percentage to the bond specified below:

                                 Class A Certificates remain outstanding              [34.70]% of the Senior Enhancement Percentage

                                 On and after Class A pays off                        [41.20]% of the Class M-1 Enhancement
                                 Percentage

Cumulative Loss Trigger Event:   A Cumulative Loss Trigger Event is in effect on
                                 any Distribution Date if the aggregate amount of Realized Losses incurred since the cut-off date through the last day of the related
                                 Prepayment Period divided by the aggregate
                                 Stated Principal Balance of the mortgage loans as of the cut-off date exceeds the applicable percentages described below with respect to such distribution date:

                                 Months 25- 36    [1.55] for the first month,
                                                  plus an additional 1/12th of
                                                  [2.00] for each month
                                                  thereafter (e.g., [2.550] in
                                                  Month 31)

                                 Months 37- 48    [3.55] for the first month,
                                                  plus an additional 1/12th of
                                                  [2.00] for each month
                                                  thereafter (e.g., [4.550] in
                                                  Month 43)

                                 Months 49- 60    [5.55] for the first month,
                                                  plus an additional 1/12th of
                                                  [1.60] for each month
                                                  thereafter (e.g., [6.350] in
                                                  Month 55)

                                 Months 61- 72    [7.15] for the first month,
                                                  plus an additional 1/12th of
                                                  [0.85] for each month
                                                  thereafter (e.g., [7.575] in
                                                  Month 67)

                                 Months 73-
                                 thereafter       [8.00]


Initial Subordination            Class A:            23.05%
Percentage:                      Class M-1:          19.40%
                                 Class M-2:          16.05%
                                 Class M-3:          14.00%
                                 Class M-4:          12.20%
                                 Class M-5:          10.50%
                                 Class M-6:           9.00%
                                 Class B-1:           7.50%
                                 Class B-2:           6.15%
                                 Class B-3:           4.95%

Optional Clean-up Call:          When the current aggregate principal balance of
                                 the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the cut-off date.

Step-up Coupons:                 For all Offered Certificates the coupon will
                                 increase after the optional clean-up call date, should the call not be exercised. The applicable fixed margin will increase by 2x on the Class A Certificates and by 1.5x on all other Certificates after the first distribution date on which the Optional Clean-up Call is exercisable.


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Group I Class A Certificates
Pass-Through Rate:               The Class A-1 Certificates will accrue interest
                                 at a variable rate equal to the least of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional
                                 Clean-up Call is exercisable), (ii) the Loan
                                 Group I Cap and (iii) the WAC Cap.

Group II Class A Certificates
Pass-Through Rate:               The Class A-2a, A-2b and A-2c Certificates will
                                 accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable),
                                 (ii) the Loan Group II Cap and (iii) the WAC
                                 Cap.

Class M-1 Pass-Through Rate:     The Class M-1 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class M-2 Pass-Through Rate:     The Class M-2 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class M-3 Pass-Through Rate:     The Class M-3 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class M-4 Pass-Through Rate:     The Class M-4 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class M-5 Pass-Through Rate:     The Class M-5 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class M-6 Pass-Through Rate:     The Class M-6 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class B-1 Pass-Through Rate:     The Class B-1 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class B-2 Pass-Through Rate:     The Class B-2 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

Class B-3 Pass-Through Rate:     The Class B-3 Certificates will accrue interest
                                 at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional
                                 Clean-up Call is exercisable) and (ii) the WAC
                                 Cap.

WAC Cap: For any Distribution Date, the weighted average of the interest rates for each mortgage loan (in each case, less the applicable Expense Fee
                                 Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Loan Group I Cap:                For any Distribution Date, the weighted average
                                 of the interest rates for each group I mortgage loan (in each case, less the applicable Expense
                                 Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment
                                 Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Loan Group II Cap:               For any Distribution Date, the weighted average
                                 of the interest rates for each group II
                                 mortgage loan (in each case, less the
                                 applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related
                                 Interest Accrual Period.

Swap Payment Rate                For any Distribution Date, a fraction, the
                                 numerator of which is any Net Swap Payment or Swap Termination Payment owed to the Swap
                                 Counterparty for such Distribution Date and the denominator of which is the Stated Principal
                                 Balance of the Mortgage Loans at the beginning of the related due period, multiplied by 12.


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Group I Class A Basis
Risk Carry Forward Amount:       As to any Distribution Date, the supplemental
                                 interest amount for each of the Group I Class A
                                 Certificates will equal the sum of:
                                 (i)    The excess, if any, of interest that
                                        would otherwise be due on such
                                        Certificates at the Group I Class A
                                        Certificates Pass-Through Rate (without
                                        regard to the Loan Group I Cap or WAC
                                        Cap) over interest due such Certificates at a rate equal to the lesser of the Loan Group I Cap or WAC Cap;
                                 (ii)   Any Group I Class A Basis Risk Carry
                                        Forward Amount remaining unpaid from
                                        prior Distribution Dates; and
                                 (iii)  Interest on the amount in clause (ii) at
                                        the related Group I Class A Certificates
                                        Pass-Through Rate (without regard to the Loan Group I Cap or WAC Cap).

Group II Class A Basis
Risk Carry Forward Amount:

                                 As to any Distribution Date, the supplemental interest amount for each of the Group II Class A Certificates will equal the sum of:
                                 (i)    The excess, if any, of interest that
                                        would otherwise be due on such
                                        Certificates at the Group II Class A
                                        Certificates Pass-Through Rate (without
                                        regard to the Loan Group II Cap or WAC
                                        Cap) over interest due such Certificates at a rate equal to the lesser of the Loan Group II Cap or WAC Cap;
                                 (ii)   Any Group II Class A Basis Risk Carry
                                        Forward Amount remaining unpaid from
                                        prior Distribution Dates; and
                                 (iii) Interest on the amount in clause (ii) at the related Group II Class A
                                        Certificates Pass-Through Rate (without
                                        regard to the Loan Group II Cap or WAC
                                        Cap).

Class M-1, M-2, M-3,
M-4, M-5, M-6, B-1, B-2
and B-3 Basis Risk Carry
Forward Amounts:                 As to any Distribution Date, the supplemental
                                 interest amount for each of the Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2 and B-3
                                 Certificates will equal the sum of:
                                 (i)    The excess, if any, of interest that
                                        would otherwise be due on such
                                        Certificates at such Certificates'
                                        applicable Pass-Through Rate (without
                                        regard to the WAC Cap) over interest due such Certificates at a rate equal to the WAC Cap;
                                 (ii)   Any Basis Risk Carry Forward Amount for
                                        such class remaining unpaid for such
                                        Certificate from prior Distribution
                                        Dates; and
                                 (iii)  Interest on the amount in clause (ii) at
                                        the Certificates' applicable
                                        Pass-Through Rate (without regard to the WAC Cap).

Interest Distributions on
Offered Certificates:            On each Distribution Date and after payments of
                                 servicing and trustee fees and other expenses, including any Net Swap Payments and any Swap
                                 Termination Payment owed to the Swap
                                 Counterparty, interest distributions from the
                                 Interest Remittance Amount will be allocated as follows:
                                 (i)    The portion of the Interest Remittance
                                        Amount attributable to the Group I
                                        Mortgage Loans will be allocated
                                        according to the related Accrued
                                        Certificate Interest and any unpaid
                                        interest shortfall amounts for such
                                        class, as applicable, first, pro rata to the Group I Class A Certificates and second, pro rata to the Group II Class A Certificates;
                                (ii)   The portion of the Interest Remittance
                                        Amount attributable to the Group II
                                        Mortgage Loans will be allocated
                                        according to the related Accrued
                                        Certificate Interest and any unpaid
                                        interest shortfall amounts for such
                                        class, as applicable, first, pro rata to the Group II Class A Certificates and second, pro rata to the Group I Class A Certificates;
                                 (iii)  To the Class M-1 Certificates, its
                                        Accrued Certificate Interest;
                                 (iv)   To the Class M-2 Certificates, its
                                        Accrued Certificate Interest;
                                 (v)    To the Class M-3 Certificates, its
                                        Accrued Certificate Interest;
                                 (vi)   To the Class M-4 Certificates, its
                                        Accrued Certificate Interest;
                                 (vii)  To the Class M-5 Certificates, its
                                        Accrued Certificate Interest;
                                 (viii) To the Class M-6 Certificates, its
                                        Accrued Certificate Interest;
                                 (ix)   To the Class B-1 Certificates, its
                                        Accrued Certificate Interest;
                                 (x)    To the Class B-2 Certificates, its
                                        Accrued Certificate Interest; and
                                 (xi)   To the Class B-3 Certificates, its
                                        Accrued Certificate Interest.


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Principal Distributions on
Offered Certificates:            On each Distribution Date (a) prior to the
                                 Stepdown Date or (b) on which a Trigger Event is in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:
                                 (i)    to cover any Net Swap Payments and any
                                        Swap Termination Payments due to the
                                        Swap Counterparty remaining after the
                                        application of payments from the
                                        Interest Remittance Amount;
                                 (ii)   to the Class A Certificates, allocated
                                        between the Class A Certificates as
                                        described below, until the Certificate
                                        Principal Balances have been reduced to
                                        zero;
                                 (iii)  to the Class M-1 Certificates, until the
                                        Certificate Principal Balance has been
                                        reduced to zero;
                                 (iv)   to the Class M-2 Certificates, until the
                                        Certificate Principal Balance has been
                                        reduced to zero;
                                 (v)    to the Class M-3 Certificates, until the
                                        Certificate Principal Balance has been
                                        reduced to zero;
                                 (vi)   to the Class M-4 Certificates, until the
                                        Certificate Principal Balance has been
                                        reduced to zero;
                                 (vii)  to the Class M-5 Certificates, until the
                                        Certificate Principal Balance has been
                                        reduced to zero;
                                 (viii) to the Class M-6 Certificates, until the
                                        Certificate Principal Balance has been
                                        reduced to zero;
                                 (ix)   to the Class B-1 Certificates, until the
                                        Certificate Principal Balance has been
                                        reduced to zero;
                                 (x)    to the Class B-2 Certificates, until the
                                        Certificate Principal Balance has been
                                        reduced to zero; and
                                 (xi)   to the Class B-3 Certificates, until the
                                        Certificate Principal Balance has been
                                        reduced to zero.

                                 On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:
                                 (i)    to cover any Net Swap Payment and any
                                        Swap Termination Payments due to the
                                        Swap Counterparty remaining after the
                                        application of payments from the
                                        Interest Remittance Amount;
                                 (ii) to the Class A Certificates, the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount, allocated between the Class A Certificates as described below, until the Certificate Principal Balances thereof have been reduced to zero;
                                 (iii)  to the Class M-1 Certificates, the
                                        lesser of the remaining Principal
                                        Distribution Amount and the Class M-1
                                        Principal Distribution Amount, until the
                                        Certificate Principal Balance thereof
                                        has been reduced to zero;
                                 (iv)   to the Class M-2 Certificates, the
                                        lesser of the remaining Principal
                                        Distribution Amount and the Class M-2
                                        Principal Distribution Amount, until the
                                        Certificate Principal Balance thereof
                                        has been reduced to zero;
                                 (v)    to the Class M-3 Certificates, the
                                        lesser of the remaining Principal
                                        Distribution Amount and the Class M-3
                                        Principal Distribution Amount, until the
                                        Certificate Principal Balance thereof
                                        has been reduced to zero;
                                 (vi)   to the Class M-4 Certificates, the
                                        lesser of the remaining Principal
                                        Distribution Amount and the Class M-4
                                        Principal Distribution Amount, until the
                                        Certificate Principal Balance thereof
                                        has been reduced to zero;
                                 (vii)  to the Class M-5 Certificates, the
                                        lesser of the remaining Principal
                                        Distribution Amount and the Class M-5
                                        Principal Distribution Amount, until the
                                        Certificate Principal Balance thereof
                                        has been reduced to zero;
                                 (viii) to the Class M-6 Certificates, the
                                        lesser of the remaining Principal
                                        Distribution Amount and the Class M-6
                                        Principal Distribution Amount, until the
                                        Certificate Principal Balance thereof
                                        has been reduced to zero;
                                 (ix)   to the Class B-1 Certificates, the
                                        lesser of the remaining Principal
                                        Distribution Amount and the Class B-1
                                        Principal Distribution Amount, until the
                                        Certificate Principal Balance thereof
                                        has been reduced to zero;
                                 (x)    to the Class B-2 Certificates, the
                                        lesser of the remaining Principal
                                        Distribution Amount and the Class B-2
                                        Principal Distribution Amount, until the
                                        Certificate Principal Balance thereof
                                        has been reduced to zero; and
                                 (xi)   to the Class B-3 Certificates, the
                                        lesser of the remaining Principal
                                        Distribution Amount and the Class B-3
                                        Principal Distribution Amount, until the
                                        Certificate Principal Balance thereof
                                        has been reduced to zero.


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Class A Principal Allocation:    Except as described below, the Group II Class A
                                 Certificates will receive principal
                                 sequentially; the Class A-2b Certificates will not receive principal distributions until the Certificate Principal Balance of the Class A-2a
                                 Certificates has been reduced to zero, and the Class A-2c Certificates will not receive principal distributions until the Certificate
                                 Principal Balance of the Class A-2b
                                 Certificates has been reduced to zero.

                                 All principal distributions to the holders of the Class A Certificates on any Distribution Date will be allocated concurrently between the Group I Class A Certificates, on the one hand, and the Group II Class A Certificates, on the other hand, based on the Class A Principal Allocation Percentage for the Group I Class A Certificates and the Group II Class A Certificates, as applicable.

                                 However, if the Class Certificate Balances of the Class A Certificates in either Class A Certificate Group are reduced to zero, then the remaining amount of principal distributions distributable to the Class A Certificates on that Distribution Date, and the amount of those principal distributions distributable on all subsequent Distribution Dates, will be distributed to the holders of the Class A certificates in the other Class A Certificate Group remaining outstanding, in accordance with the principal distribution allocations described herein, until their Class Certificate Balances have been reduced to zero. Any payments of principal to the Group I Class A Certificates will be made first from payments relating to the Group I Mortgage Loans, and any payments of principal to the Group II Class A Certificates will be made first from payments relating to the Group II Mortgage Loans.

                                 Notwithstanding the above, in the event that all subordinate classes, including the Class X certificates, have been reduced to zero, principal distributions to the Group II Class A Certificates will be distributed pro rata to the Class A-2a, Class A-2b and Class A-2c Certificates.

Swap Payment Allocation:         For a given Class of Certificates outstanding,
                                 a pro rata share of the Net Swap Payment owed by the Swap Counterparty (if any), based on the outstanding Certificate Balance of that Class.

Swap Payment Priority:           All payments due under the Swap Agreement and
                                 any swap termination payment pursuant to the Swap Agreement will be deposited into the Swap
                                 Account, and allocated in the following order of priority:

                                 (i) to pay any Net Swap Payment owed to the Swap Counterparty pursuant to the Swap Agreement;
                                 (ii) to pay any Swap Termination Payment to the Swap Counterparty, to the extent the termination is not due to a default on the part of the Swap Counterparty;
                                 (iii)  to the Class A-1, A-2a, A-2b and A-2c
                                        Certificates, Current Interest and
                                        Carryforward Interest, on a pro rata
                                        basis, to the extent not yet paid;
                                 (iv)   to the Class M-1, M-2, M-3, M-4, M-5,
                                        M-6, B-1, B-2 and B-3 Certificates,
                                        Current Interest and Carryforward
                                        Interest, sequentially and in that
                                        order, to the extent not yet paid;
                                 (v) to be paid as principal, in accordance with the principal distribution rules in effect for such Distribution Date, as needed to maintain the
                                        Overcollateralization Target;
                                 (vi)   concurrently, to the Class A-1, A-2a,
                                        A-2b and A-2c Certificates, any Basis
                                        Risk Carry Forward Amount for such Class up to the respective Swap Payment Allocation, to the extent not yet paid;
                                 (vii)  sequentially, to the Class M-1, M-2,
                                        M-3, M-4, M-5, M-6, B-1, B-2 and B-3
                                        Certificates, any Basis Risk Carry
                                        Forward Amount for such Class up to the
                                        respective Swap Payment Allocation, to
                                        the extent not yet paid;
                                 (viii) concurrently to Class A Certificates,
                                        Class M Certificates, and Class B
                                        Certificates, any unpaid Basis Risk
                                        Carryforward Amount, pro rata based on
                                        need;
                                 (ix) sequentially to the Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2, and B-3
                                        Certificates the allocated unreimbursed
                                        realized loss amount, to the extent not
                                        yet paid;
                                 (x) to pay any Swap Termination Payment to the Swap Counterparty, to the extent the termination is due to a default on the part of the Swap Counterparty; and
                                 (xi) all remaining amounts to the holder of the Class X Certificate.


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Allocation of Net Monthly
Excess Cashflow:                 For any Distribution Date, any Net Monthly
                                 Excess Cashflow shall be paid as follows:
                                 (i)      to the Class M-1 Certificates, the
                                          unpaid interest shortfall amount;
                                 (ii)     to the Class M-1 Certificates, the
                                          allocated unreimbursed realized loss
                                          amount;
                                 (iii)    to the Class M-2 Certificates, the
                                          unpaid interest shortfall amount;
                                 (iv)     to the Class M-2 Certificates, the
                                          allocated unreimbursed realized loss
                                          amount;
                                 (v)      to the Class M-3 Certificates, the
                                          unpaid interest shortfall amount;
                                 (vi)     to the Class M-3 Certificates, the
                                          allocated unreimbursed realized loss
                                          amount;
                                 (vii)    to the Class M-4 Certificates, the
                                          unpaid interest shortfall amount;
                                 (viii)   to the Class M-4 Certificates, the
                                          allocated unreimbursed realized loss
                                          amount;
                                 (ix)     to the Class M-5 Certificates, the
                                          unpaid interest shortfall amount;
                                 (x)      to the Class M-5 Certificates, the
                                          allocated unreimbursed realized loss
                                          amount;
                                 (xi)     to the Class M-6 Certificates, the
                                          unpaid interest shortfall amount;
                                 (xii)    to the Class M-6 Certificates, the
                                          allocated unreimbursed realized loss
                                          amount;
                                 (xiii)   to the Class B-1 Certificates, the
                                          unpaid interest shortfall amount;
                                 (xiv)    to the Class B-1 Certificates, the
                                          allocated unreimbursed realized loss
                                          amount;
                                 (xv)     to the Class B-2 Certificates, the
                                          unpaid interest shortfall amount;
                                 (xvi)    to the Class B-2 Certificates, the
                                          allocated unreimbursed realized loss
                                          amount;
                                 (xvii)   to the Class B-3 Certificates, the
                                          unpaid interest shortfall amount;
                                 (xviii)  to the Class B-3 Certificates, the
                                          allocated unreimbursed realized loss
                                          amount;
                                 (xix)    concurrently, any Group I Class A
                                          Basis Risk Carry Forward Amount to the
                                          Group I Class A Certificates, and any
                                          Group II Class A Basis Risk Carry
                                          Forward Amount to the Group II Class A
                                          Certificates; and
                                 (xx)     sequentially, to Classes M-1, M-2,
                                          M-3, M-4, M-5, M-6, B-1, B-2 and B-3
                                          Certificates, in such order, any Basis
                                          Risk Carry Forward Amount for such
                                          classes.

Interest Remittance Amount:      For any Distribution Date, the portion of
                                 available funds for such Distribution Date attributable to interest received or advanced on the Mortgage Loans.

Accrued Certificate Interest:    For any Distribution Date and each class of
                                 Certificates, equals the amount of interest accrued during the related interest accrual period at the related Pass-through Rate, reduced by any prepayment interest shortfalls and shortfalls resulting from the application of the Servicemembers Civil Relief Act or similar state law allocated to such class.

Principal Distribution Amount:   On any Distribution Date, the sum of (i) the
                                 Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

Basic Principal Distribution
Amount: On any Distribution Date, the excess of (i) the aggregate principal remittance amount over (ii) the Excess Subordinated Amount, if any.


Net Monthly Excess Cashflow:     For any Distribution Date is the amount of
                                 funds available for distribution on such Distribution Date remaining after making all distributions of interest and principal on the certificates.

Extra Principal Distribution
Amount: For any Distribution Date, the lesser of (i) the excess of (x) interest collected or advanced with respect to the Mortgage Loans with due dates in the related Due Period (less servicing and trustee fees and expenses), over
                                 (y) the sum of interest payable on the
                                 Certificates on such Distribution Date and (ii) the overcollateralization deficiency amount for such Distribution Date.

Excess Subordinated Amount:      For any Distribution Date, means the excess, if
                                 any of (i) the overcollateralization and (ii) the required overcollateralization for such
                                 Distribution Date.

Class A Principal Allocation
Percentage:                      For any Distribution Date, the percentage
                                 equivalent of a fraction, determined as
                                 follows: (i) in the case of the Group I Class A
                                 Certificates the numerator of which is (x) the portion of the principal remittance amount for such Distribution Date that is attributable to principal received or advanced on the Group I
                                 Mortgage Loans and the denominator of which is
                                 (y) the principal remittance amount for such Distribution Date and (ii) in the case of the Group II Class A Certificates, the numerator of which is (x) the portion of the principal remittance amount for such Distribution Date that is attributable to principal received or advanced on the Group II Mortgage Loans and the denominator of which is (y) the principal remittance amount for such Distribution Date.


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Class A Principal Distribution
Amount: For any Distribution Date, an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 53.90% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,141,459.

Class M-1 Principal
Distribution Amount:             For any Distribution Date, an amount equal to
                                 the excess of (x) the sum of (i) the aggregate
                                 Certificate Principal Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 61.20% and
                                 (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,141,459.

Class M-2 Principal
Distribution Amount:             For any Distribution Date, an amount equal to
                                 the excess of (x) the sum of (i) the aggregate
                                 Certificate Principal Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Certificate Principal Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the Class M-2
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 67.90% and
                                 (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,141,459.

Class M-3 Principal
Distribution Amount:             For any Distribution Date, an amount equal to
                                 the excess of (x) the sum of (i) the aggregate
                                 Certificate Principal Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Certificate Principal Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date), (iii) the
                                 Certificate Principal Balance of the Class M-2
                                 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                                 Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-3
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 72.00% and
                                 (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,141,459.

Class M-4 Principal
Distribution Amount:             For any Distribution Date, an amount equal to
                                 the excess of (x) the sum of (i) the aggregate
                                 Certificate Principal Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Certificate Principal Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date), (iii) the
                                 Certificate Principal Balance of the Class M-2
                                 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                                 Amount on such Distribution Date), (iv) the
                                 Certificate Principal Balance of the Class M-3
                                 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                                 Amount on such Distribution Date) and (v) the Certificate Principal Balance of the Class M-4
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 75.60% and
                                 (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,141,459.


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Class M-5 Principal
Distribution Amount:             For any Distribution Date, an amount equal to
                                 the excess of (x) the sum of (i) the aggregate
                                 Certificate Principal Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Certificate Principal Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date), (iii) the
                                 Certificate Principal Balance of the Class M-2
                                 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                                 Amount on such Distribution Date), (iv) the
                                 Certificate Principal Balance of the Class M-3
                                 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                                 Amount on such Distribution Date), (v) the
                                 Certificate Principal Balance of the Class M-4
                                 Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                                 Amount on such Distribution Date) and (vi) the Certificate Principal Balance of the Class M-5
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 79.00% and
                                 (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,141,459.

Class M-6 Principal
Distribution Amount:             For any Distribution Date, an amount equal to
                                 the excess of (x) the sum of (i) the aggregate
                                 Certificate Principal Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Certificate Principal Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date), (iii) the
                                 Certificate Principal Balance of the Class M-2
                                 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                                 Amount on such Distribution Date), (iv) the
                                 Certificate Principal Balance of the Class M-3
                                 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                                 Amount on such Distribution Date), (v) the
                                 Certificate Principal Balance of the Class M-4
                                 Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                                 Amount on such Distribution Date), (vi) the
                                 Certificate Principal Balance of the Class M-5
                                 Certificates (after taking into account the payment of the Class M-5 Principal Distribution
                                 Amount on such Distribution Date) and (vii) the Certificate Principal Balance of the Class M-6
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 82.00% and
                                 (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,141,459.

Class B-1 Principal
Distribution Amount:             For any Distribution Date, an amount equal to
                                 the excess of (x) the sum of (i) the aggregate
                                 Certificate Principal Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Certificate Principal Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date), (iii) the
                                 Certificate Principal Balance of the Class M-2
                                 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                                 Amount on such Distribution Date), (iv) the
                                 Certificate Principal Balance of the Class M-3
                                 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                                 Amount on such Distribution Date), (v) the
                                 Certificate Principal Balance of the Class M-4
                                 Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                                 Amount on such Distribution Date), (vi) the
                                 Certificate Principal Balance of the Class M-5
                                 Certificates (after taking into account the payment of the Class M-5 Principal Distribution
                                 Amount on such Distribution Date), (vii) the
                                 Certificate Principal Balance of the Class M-6
                                 Certificates (after taking into account the payment of the Class M-6 Principal Distribution
                                 Amount on such Distribution Date) and (viii) the Certificate Principal Balance of the Class
                                 B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 85.00% and
                                 (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,141,459.


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Class B-2 Principal
Distribution Amount:             For any Distribution Date, an amount equal to
                                 the excess of (x) the sum of (i) the aggregate
                                 Certificate Principal Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Certificate Principal Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date), (iii) the
                                 Certificate Principal Balance of the Class M-2
                                 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                                 Amount on such Distribution Date), (iv) the
                                 Certificate Principal Balance of the Class M-3
                                 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                                 Amount on such Distribution Date), (v) the
                                 Certificate Principal Balance of the Class M-4
                                 Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                                 Amount on such Distribution Date), (vi) the
                                 Certificate Principal Balance of the Class M-5
                                 Certificates (after taking into account the payment of the Class M-5 Principal Distribution
                                 Amount on such Distribution Date), (vii) the
                                 Certificate Principal Balance of the Class M-6
                                 Certificates (after taking into account the payment of the Class M-6 Principal Distribution
                                 Amount on such Distribution Date), (viii) the
                                 Certificate Principal Balance of the Class B-1
                                 Certificates (after taking into account the payment of the Class B-1 Principal Distribution
                                 Amount on such Distribution Date) and (ix) the Certificate Principal Balance of the Class B-2
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 87.70% and
                                 (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,141,459.

Class B-3 Principal
Distribution Amount:             For any Distribution Date, an amount equal to
                                 the excess of (x) the sum of (i) the aggregate
                                 Certificate Principal Balance of the Class A
                                 Certificates (after taking into account the payment of the Class A Principal Distribution
                                 Amount on such Distribution Date), (ii) the
                                 Certificate Principal Balance of the Class M-1
                                 Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                                 Amount on such Distribution Date), (iii) the
                                 Certificate Principal Balance of the Class M-2
                                 Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                                 Amount on such Distribution Date), (iv) the
                                 Certificate Principal Balance of the Class M-3
                                 Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                                 Amount on such Distribution Date), (v) the
                                 Certificate Principal Balance of the Class M-4
                                 Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                                 Amount on such Distribution Date), (vi) the
                                 Certificate Principal Balance of the Class M-5
                                 Certificates (after taking into account the payment of the Class M-5 Principal Distribution
                                 Amount on such Distribution Date), (vii) the
                                 Certificate Principal Balance of the Class M-6
                                 Certificates (after taking into account the payment of the Class M-6 Principal Distribution
                                 Amount on such Distribution Date), (viii) the
                                 Certificate Principal Balance of the Class B-1
                                 Certificates (after taking into account the payment of the Class B-1 Principal Distribution
                                 Amount on such Distribution Date), (ix) the
                                 Certificate Principal Balance of the Class B-2
                                 Certificates (after taking into account the payment of the Class B-2 Principal Distribution
                                 Amount on such Distribution Date) and (x) the Certificate Principal Balance of the Class B-3
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A) the product of (i) approximately 90.10% and
                                 (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,141,459.


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Allocation of Losses:            If on any distribution date, after giving
                                 effect to all distributions of principal as described above and allocations of payments from the Swap Account to pay principal as described under "--Swap Payment Priority", the aggregate Class Certificate Balances of the Offered Certificates exceeds the aggregate
                                 Stated Principal Balance of the mortgage loans for that distribution date, the Class
                                 Certificate Balance of the applicable Class M or Class B certificates will be reduced, in inverse order of seniority (beginning with the Class B-3 certificates) by an amount equal to that excess, until that Class Certificate
                                 Balance is reduced to zero. This reduction of a Class Certificate Balance for Realized Losses is referred to as an "Applied Realized Loss
                                 Amount." In the event Applied Realized Loss
                                 Amounts are allocated to any class of
                                 certificates, its Class Certificate Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk CarryForward Amounts on the amounts written down on that distribution date or any future distribution dates, even if funds are otherwise available for distribution.
                                 Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Certificate Balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "Subsequent
                                 Recovery"), the Class Certificate Balance of each class of certificates that has been previously reduced by Applied Realized Loss
                                 Amounts will be increased, in order of
                                 seniority, by the amount of the Subsequent
                                 Recoveries (but not in excess of the Unpaid
                                 Realized Loss Amount for the applicable class of Subordinated Certificates for the related distribution date). Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance
                                 Amount for the related distribution date.


Trust Tax Status:                Portions of the trust will be treated as
                                 multiple real estate mortgage investment conduits, or REMICs, for federal income tax purposes.
                                 The Offered Certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and interests in certain basis risk interest carry forward payments, pursuant to the payment priorities in the transaction. Each interest in basis risk interest carry forward payments will be treated as an interest rate cap contract for federal income tax purposes.

ERISA Eligibility:               The Offered Certificates are expected to be
                                 ERISA eligible. Plan fiduciaries should note the additional representations deemed to be made because of the Swap Agreement, which will be described under "ERISA Considerations" in the free writing prospectus supplement and the prospectus supplement for the Morgan Stanley
                                 Home Equity Loan Trust 2006-1 transaction.

SMMEA Eligibility:               It is anticipated that none of the Offered
                                 Certificates will be SMMEA eligible.

Registration Statement and
Prospectus:                      This term sheet does not contain all
                                 information that is required to be included in a registration statement, or in a base prospectus and prospectus supplement. The
                                 Depositor has filed a registration statement
                                 (including a prospectus) with the SEC for the offering to which this communication relates.
                                 Before you invest, you should read the
                                 prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC
                                 Web site at www.sec.gov. Alternatively, the Depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649. The registration statement referred to above
                                 (including the prospectus) is incorporated in this term sheet by reference. and may be accessed by clicking on the following hyperlink:
                                 http://www.sec.gov/Archives/edgar/data/1030442/
                                 000090514805000114/0000905148-05-000114.txt

Risk Factors:                    PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS
                                 INCLUDED IN THE REGISTRATION STATEMENT AND IN
                                 THE FREE WRITING PROSPECTUS SUPPLEMENT AND THE
                                 PROSPECTUS SUPPLEMENT FOR MORGAN STANLEY HOME
                                 EQUITY LOAN TRUST 2006-1 TRANSACTION REFERRED
                                 FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE
                                 CONSIDERED IN CONNECTION WITH AN INVESTMENT IN
                                 THE OFFERED CERTIFICATES.


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Static Pool Information:         Information concerning the sponsor's prior
                                 residential mortgage loan securitizations involving fixed- and adjustable-rate subprime mortgage loans secured by first- or second-lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.morganstanley.com/institutional/ abs_spi/Subprime.html.
                                 On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this term sheet. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Weighted Average Life Sensitivity
To CALL


----------------------------------------------------------------------------------------------------------------------------------
        PPC (%)                       50            60           75            100           125           150           175
----------------------------------------------------------------------------------------------------------------------------------
  A-1   WAL (yrs)                    4.71          3.94         3.13          2.23          1.57          1.13          0.93
        First Payment Date         2/25/2006    2/25/2006     2/25/2006     2/25/2006     2/25/2006     2/25/2006     2/25/2006
        Expected Final Maturity    8/25/2020    5/25/2018    11/25/2015     3/25/2013     8/25/2011    11/25/2008     5/25/2008
        Window                      1 - 175      1 - 148       1 - 118       1 - 86        1 - 67        1 - 34        1 - 28
----------------------------------------------------------------------------------------------------------------------------------
 A-2a   WAL (yrs)                    2.05          1.71         1.36          1.00          0.79          0.64          0.53
        First Payment Date         2/25/2006    2/25/2006     2/25/2006     2/25/2006     2/25/2006     2/25/2006     2/25/2006
        Expected Final Maturity    7/25/2010    10/25/2009    1/25/2009     3/25/2008     9/25/2007     5/25/2007     3/25/2007
        Window                      1 - 54        1 - 45       1 - 36        1 - 26        1 - 20        1 - 16        1 - 14
----------------------------------------------------------------------------------------------------------------------------------
 A-2b   WAL (yrs)                    6.84          5.70         4.51          3.00          2.12          1.70          1.40
        First Payment Date         7/25/2010    10/25/2009    1/25/2009     3/25/2008     9/25/2007     5/25/2007     3/25/2007
        Expected Final Maturity   12/25/2015    5/25/2014     8/25/2012    11/25/2010     8/25/2008     2/25/2008    10/25/2007
        Window                     54 - 119      45 - 100      36 - 79       26 - 58       20 - 31       16 - 25       14 - 21
----------------------------------------------------------------------------------------------------------------------------------
 A-2c   WAL (yrs)                    13.20        11.12         8.86          6.47          4.19          2.45          2.01
        First Payment Date        12/25/2015    5/25/2014     8/25/2012    11/25/2010     8/25/2008     2/25/2008    10/25/2007
        Expected Final Maturity    8/25/2020    5/25/2018    11/25/2015     3/25/2013     8/25/2011    11/25/2008     5/25/2008
        Window                     119 - 175    100 - 148     79 - 118       58 - 86       31 - 67       25 - 34       21 - 28
----------------------------------------------------------------------------------------------------------------------------------
  M-1   WAL (yrs)                    9.65          8.08         6.43          5.05          5.09          4.44          3.53
        First Payment Date         8/25/2010    11/25/2009    2/25/2009     9/25/2009     8/25/2010    11/25/2008     5/25/2008
        Expected Final Maturity    8/25/2020    5/25/2018    11/25/2015     3/25/2013     8/25/2011     7/25/2010     9/25/2009
        Window                     55 - 175      46 - 148     37 - 118       44 - 86       55 - 67       34 - 54       28 - 44
----------------------------------------------------------------------------------------------------------------------------------
  M-2   WAL (yrs)                    9.65          8.08         6.43          4.96          4.63          4.50          3.66
        First Payment Date         8/25/2010    11/25/2009    2/25/2009     7/25/2009     2/25/2010     6/25/2010     9/25/2009
        Expected Final Maturity    8/25/2020    5/25/2018    11/25/2015     3/25/2013     8/25/2011     7/25/2010     9/25/2009
        Window                     55 - 175      46 - 148     37 - 118       42 - 86       49 - 67       53 - 54       44 - 44
----------------------------------------------------------------------------------------------------------------------------------
  M-3   WAL (yrs)                    9.65          8.08         6.43          4.91          4.42          4.29          3.55
        First Payment Date         8/25/2010    11/25/2009    2/25/2009     6/25/2009    11/25/2009     2/25/2010     5/25/2009
        Expected Final Maturity    8/25/2020    5/25/2018    11/25/2015     3/25/2013     8/25/2011     7/25/2010     9/25/2009
        Window                     55 - 175      46 - 148     37 - 118       41 - 86       46 - 67       49 - 54       40 - 44
----------------------------------------------------------------------------------------------------------------------------------
  M-4   WAL (yrs)                    9.65          8.08         6.43          4.89          4.31          4.05          3.34
        First Payment Date         8/25/2010    11/25/2009    2/25/2009     5/25/2009     9/25/2009    11/25/2009     3/25/2009
        Expected Final Maturity    8/25/2020    5/25/2018    11/25/2015     3/25/2013     8/25/2011     7/25/2010     9/25/2009
        Window                     55 - 175      46 - 148     37 - 118       40 - 86       44 - 67       46 - 54       38 - 44
----------------------------------------------------------------------------------------------------------------------------------
  M-5   WAL (yrs)                    9.65          8.08         6.43          4.87          4.23          3.88          3.20
        First Payment Date         8/25/2010    11/25/2009    2/25/2009     5/25/2009     8/25/2009     8/25/2009     1/25/2009
        Expected Final Maturity    8/25/2020    5/25/2018    11/25/2015     3/25/2013     8/25/2011     7/25/2010     9/25/2009
        Window                     55 - 175      46 - 148     37 - 118       40 - 86       43 - 67       43 - 54       36 - 44
----------------------------------------------------------------------------------------------------------------------------------
  M-6   WAL (yrs)                    9.65          8.08         6.43          4.85          4.17          3.77          3.10
        First Payment Date         8/25/2010    11/25/2009    2/25/2009     4/25/2009     7/25/2009     6/25/2009    11/25/2008
        Expected Final Maturity    8/25/2020    5/25/2018    11/25/2015     3/25/2013     8/25/2011     7/25/2010     9/25/2009
        Window                     55 - 175      46 - 148     37 - 118       39 - 86       42 - 67       41 - 54       34 - 44
----------------------------------------------------------------------------------------------------------------------------------
  B-1   WAL (yrs)                    9.65          8.08         6.43          4.84          4.12          3.68          3.03
        First Payment Date         8/25/2010    11/25/2009    2/25/2009     4/25/2009     5/25/2009     5/25/2009    10/25/2008
        Expected Final Maturity    8/25/2020    5/25/2018    11/25/2015     3/25/2013     8/25/2011     7/25/2010     9/25/2009
        Window                     55 - 175      46 - 148     37 - 118       39 - 86       40 - 67       40 - 54       33 - 44
----------------------------------------------------------------------------------------------------------------------------------
  B-2   WAL (yrs)                    9.65          8.08         6.43          4.82          4.08          3.61          2.97
        First Payment Date         8/25/2010    11/25/2009    2/25/2009     3/25/2009     5/25/2009     4/25/2009     9/25/2008
        Expected Final Maturity    8/25/2020    5/25/2018    11/25/2015     3/25/2013     8/25/2011     7/25/2010     9/25/2009
        Window                     55 - 175      46 - 148     37 - 118       38 - 86       40 - 67       39 - 54       32 - 44
----------------------------------------------------------------------------------------------------------------------------------
  B-3   WAL (yrs)                    9.65          8.08         6.43          4.82          4.04          3.55          2.92
        First Payment Date         8/25/2010    11/25/2009    2/25/2009     3/25/2009     4/25/2009     3/25/2009     8/25/2008
        Expected Final Maturity    8/25/2020    5/25/2018    11/25/2015     3/25/2013     8/25/2011     7/25/2010     9/25/2009
        Window                     55 - 175      46 - 148     37 - 118       38 - 86       39 - 67       38 - 54       31 - 44
----------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Weighted Average Life Sensitivity
To MATURITY

-----------------------------------------------------------------------------------------------------------------------------------
        PPC (%)                       50            60            75            100           125           150           175
-----------------------------------------------------------------------------------------------------------------------------------
  A-1   WAL (yrs)                    5.02          4.23          3.38          2.42          1.71          1.13          0.93
        First Payment Date         2/25/2006     2/25/2006     2/25/2006     2/25/2006     2/25/2006     2/25/2006     2/25/2006
        Expected Final Maturity   11/25/2032     7/25/2030    10/25/2026     9/25/2021     5/25/2018    11/25/2008     5/25/2008
        Window                      1 - 322       1 - 294       1 - 249       1 - 188       1 - 148       1 - 34        1 - 28
-----------------------------------------------------------------------------------------------------------------------------------
 A-2a   WAL (yrs)                    2.05          1.71          1.36          1.00          0.79          0.64          0.53
        First Payment Date         2/25/2006     2/25/2006     2/25/2006     2/25/2006     2/25/2006     2/25/2006     2/25/2006
        Expected Final Maturity    7/25/2010    10/25/2009     1/25/2009     3/25/2008     9/25/2007     5/25/2007     3/25/2007
        Window                      1 - 54        1 - 45        1 - 36        1 - 26        1 - 20        1 - 16        1 - 14
-----------------------------------------------------------------------------------------------------------------------------------
 A-2b   WAL (yrs)                    6.84          5.70          4.51          3.00          2.12          1.70          1.40
        First Payment Date         7/25/2010    10/25/2009     1/25/2009     3/25/2008     9/25/2007     5/25/2007     3/25/2007
        Expected Final Maturity   12/25/2015     5/25/2014     8/25/2012    11/25/2010     8/25/2008     2/25/2008    10/25/2007
        Window                     54 - 119      45 - 100       36 - 79       26 - 58       20 - 31       16 - 25       14 - 21
-----------------------------------------------------------------------------------------------------------------------------------
 A-2c   WAL (yrs)                    15.28         13.08         10.58         7.83          5.26          2.45          2.01
        First Payment Date        12/25/2015     5/25/2014     8/25/2012    11/25/2010     8/25/2008     2/25/2008    10/25/2007
        Expected Final Maturity    2/25/2033    11/25/2030     2/25/2027     1/25/2022    10/25/2018    11/25/2008     5/25/2008
        Window                     119 - 325     100 - 298     79 - 253      58 - 192      31 - 153       25 - 34       21 - 28
-----------------------------------------------------------------------------------------------------------------------------------
  M-1   WAL (yrs)                    10.51         8.89          7.12          5.59          5.51          7.04          5.62
        First Payment Date         8/25/2010    11/25/2009     2/25/2009     9/25/2009     8/25/2010    11/25/2008     5/25/2008
        Expected Final Maturity   12/25/2030     3/25/2028     5/25/2024     1/25/2020    12/25/2016     4/25/2016     6/25/2014
        Window                     55 - 299      46 - 266      37 - 220      44 - 168      55 - 131      34 - 123      28 - 101
-----------------------------------------------------------------------------------------------------------------------------------
  M-2   WAL (yrs)                    10.49         8.87          7.10          5.49          5.04          5.16          4.30
        First Payment Date         8/25/2010    11/25/2009     2/25/2009     7/25/2009     2/25/2010     6/25/2010     9/25/2009
        Expected Final Maturity    4/25/2030     7/25/2027     9/25/2023     6/25/2019     7/25/2016     6/25/2014    12/25/2012
        Window                     55 - 291      46 - 258      37 - 212      42 - 161      49 - 126      53 - 101       44 - 83
-----------------------------------------------------------------------------------------------------------------------------------
  M-3   WAL (yrs)                    10.47         8.85          7.08          5.43          4.81          4.60          3.81
        First Payment Date         8/25/2010    11/25/2009     2/25/2009     6/25/2009    11/25/2009     2/25/2010     5/25/2009
        Expected Final Maturity    8/25/2029     9/25/2026     1/25/2023    12/25/2018     1/25/2016     2/25/2014     8/25/2012
        Window                     55 - 283      46 - 248      37 - 204      41 - 155      46 - 120       49 - 97       40 - 79
-----------------------------------------------------------------------------------------------------------------------------------
  M-4   WAL (yrs)                    10.45         8.83          7.07          5.39          4.69          4.35          3.59
        First Payment Date         8/25/2010    11/25/2009     2/25/2009     5/25/2009     9/25/2009    11/25/2009     3/25/2009
        Expected Final Maturity    1/25/2029     3/25/2026     7/25/2022     7/25/2018     9/25/2015    10/25/2013     6/25/2012
        Window                     55 - 276      46 - 242      37 - 198      40 - 150      44 - 116       46 - 93       38 - 77
-----------------------------------------------------------------------------------------------------------------------------------
  M-5   WAL (yrs)                    10.42         8.80          7.04          5.36          4.60          4.18          3.45
        First Payment Date         8/25/2010    11/25/2009     2/25/2009     5/25/2009     8/25/2009     8/25/2009     1/25/2009
        Expected Final Maturity    6/25/2028     7/25/2025    12/25/2021     2/25/2018     5/25/2015     7/25/2013     3/25/2012
        Window                     55 - 269      46 - 234      37 - 191      40 - 145      43 - 112       43 - 90       36 - 74
-----------------------------------------------------------------------------------------------------------------------------------
  M-6   WAL (yrs)                    10.39         8.77          7.01          5.31          4.52          4.05          3.33
        First Payment Date         8/25/2010    11/25/2009     2/25/2009     4/25/2009     7/25/2009     6/25/2009    11/25/2008
        Expected Final Maturity   10/25/2027    12/25/2024     5/25/2021     8/25/2017     1/25/2015     4/25/2013    12/25/2011
        Window                     55 - 261      46 - 227      37 - 184      39 - 139      42 - 108       41 - 87       34 - 71
-----------------------------------------------------------------------------------------------------------------------------------
  B-1   WAL (yrs)                    10.35         8.73          6.99          5.28          4.45          3.94          3.24
        First Payment Date         8/25/2010    11/25/2009     2/25/2009     4/25/2009     5/25/2009     5/25/2009    10/25/2008
        Expected Final Maturity    2/25/2027     3/25/2024    10/25/2020     3/25/2017     9/25/2014    12/25/2012     9/25/2011
        Window                     55 - 253      46 - 218      37 - 177      39 - 134      40 - 104       40 - 83       33 - 68
-----------------------------------------------------------------------------------------------------------------------------------
  B-2   WAL (yrs)                    10.28         8.67          6.94          5.22          4.38          3.84          3.16
        First Payment Date         8/25/2010    11/25/2009     2/25/2009     3/25/2009     5/25/2009     4/25/2009     9/25/2008
        Expected Final Maturity    3/25/2026     5/25/2023     5/25/2020     8/25/2016     3/25/2014     8/25/2012     6/25/2011
        Window                     55 - 242      46 - 208      37 - 172      38 - 127       40 - 98       39 - 79       32 - 65
-----------------------------------------------------------------------------------------------------------------------------------
  B-3   WAL (yrs)                    10.20         8.59          6.87          5.17          4.30          3.75          3.09
        First Payment Date         8/25/2010    11/25/2009     2/25/2009     3/25/2009     4/25/2009     3/25/2009     8/25/2008
        Expected Final Maturity    4/25/2025     6/25/2022     7/25/2019     1/25/2016    10/25/2013     3/25/2012     2/25/2011
        Window                     55 - 231      46 - 197      37 - 162      38 - 120       39 - 93       38 - 74       31 - 61
-----------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

CPR Sensitivity
To CALL

--------------------------------------------------------------------------------------
         CPR (%)                              20              25              30
--------------------------------------------------------------------------------------
  A-1    WAL (yrs)                           3.17            2.45            1.90
         First Payment Date                2/25/2006       2/25/2006       2/25/2006
         Expected Final Maturity           1/25/2016      11/25/2013       5/25/2012
         Window                             1 - 120         1 - 94          1 - 76
--------------------------------------------------------------------------------------
  A-2a   WAL (yrs)                           1.35            1.06            0.87
         First Payment Date                2/25/2006       2/25/2006       2/25/2006
         Expected Final Maturity           1/25/2009       5/25/2008      12/25/2007
         Window                             1 - 36          1 - 28          1 - 23
--------------------------------------------------------------------------------------
  A-2b   WAL (yrs)                           4.54            3.39            2.39
         First Payment Date                1/25/2009       5/25/2008      12/25/2007
         Expected Final Maturity           9/25/2012       4/25/2011      12/25/2008
         Window                             36 - 80         28 - 63         23 - 35
--------------------------------------------------------------------------------------
  A-2c   WAL (yrs)                           8.97            7.03            5.56
         First Payment Date                9/25/2012       4/25/2011      12/25/2008
         Expected Final Maturity           1/25/2016      11/25/2013       5/25/2012
         Window                            80 - 120         63 - 94         35 - 76
--------------------------------------------------------------------------------------
  M-1    WAL (yrs)                           6.51            5.30            4.90
         First Payment Date                2/25/2009       7/25/2009       2/25/2010
         Expected Final Maturity           1/25/2016      11/25/2013       5/25/2012
         Window                            37 - 120         42 - 94         49 - 76
--------------------------------------------------------------------------------------
  M-2    WAL (yrs)                           6.51            5.25            4.70
         First Payment Date                2/25/2009       6/25/2009      10/25/2009
         Expected Final Maturity           1/25/2016      11/25/2013       5/25/2012
         Window                            37 - 120         41 - 94         45 - 76
--------------------------------------------------------------------------------------
  M-3    WAL (yrs)                           6.51            5.23            4.59
         First Payment Date                2/25/2009       5/25/2009       8/25/2009
         Expected Final Maturity           1/25/2016      11/25/2013       5/25/2012
         Window                            37 - 120         40 - 94         43 - 76
--------------------------------------------------------------------------------------
  M-4    WAL (yrs)                           6.51            5.22            4.53
         First Payment Date                2/25/2009       4/25/2009       7/25/2009
         Expected Final Maturity           1/25/2016      11/25/2013       5/25/2012
         Window                            37 - 120         39 - 94         42 - 76
--------------------------------------------------------------------------------------
  M-5    WAL (yrs)                           6.51            5.20            4.49
         First Payment Date                2/25/2009       4/25/2009       6/25/2009
         Expected Final Maturity           1/25/2016      11/25/2013       5/25/2012
         Window                            37 - 120         39 - 94         41 - 76
--------------------------------------------------------------------------------------
  M-6    WAL (yrs)                           6.51            5.20            4.46
         First Payment Date                2/25/2009       3/25/2009       5/25/2009
         Expected Final Maturity           1/25/2016      11/25/2013       5/25/2012
         Window                            37 - 120         38 - 94         40 - 76
--------------------------------------------------------------------------------------
  B-1    WAL (yrs)                           6.51            5.18            4.43
         First Payment Date                2/25/2009       3/25/2009       4/25/2009
         Expected Final Maturity           1/25/2016      11/25/2013       5/25/2012
         Window                            37 - 120         38 - 94         39 - 76
--------------------------------------------------------------------------------------
  B-2    WAL (yrs)                           6.51            5.18            4.40
         First Payment Date                2/25/2009       3/25/2009       4/25/2009
         Expected Final Maturity           1/25/2016      11/25/2013       5/25/2012
         Window                            37 - 120         38 - 94         39 - 76
--------------------------------------------------------------------------------------
  B-3    WAL (yrs)                           6.51            5.18            4.39
         First Payment Date                2/25/2009       2/25/2009       3/25/2009
         Expected Final Maturity           1/25/2016      11/25/2013       5/25/2012
         Window                            37 - 120         37 - 94         38 - 76
--------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

CPR Sensitivity
To MATURITY

--------------------------------------------------------------------------------------
         CPR (%)                              20              25              30
--------------------------------------------------------------------------------------
  A-1    WAL (yrs)                           3.43            2.67            2.08
         First Payment Date                2/25/2006       2/25/2006       2/25/2006
         Expected Final Maturity           6/25/2027       5/25/2023       6/25/2020
         Window                             1 - 257         1 - 208         1 - 173
--------------------------------------------------------------------------------------
  A-2a   WAL (yrs)                           1.35            1.06            0.87
         First Payment Date                2/25/2006       2/25/2006       2/25/2006
         Expected Final Maturity           1/25/2009       5/25/2008      12/25/2007
         Window                             1 - 36          1 - 28          1 - 23
--------------------------------------------------------------------------------------
  A-2b   WAL (yrs)                           4.54            3.39            2.39
         First Payment Date                1/25/2009       5/25/2008      12/25/2007
         Expected Final Maturity           9/25/2012       4/25/2011      12/25/2008
         Window                             36 - 80         28 - 63         23 - 35
--------------------------------------------------------------------------------------
  A-2c   WAL (yrs)                           10.66           8.43            6.73
         First Payment Date                9/25/2012       4/25/2011      12/25/2008
         Expected Final Maturity           7/25/2027       6/25/2023       6/25/2020
         Window                            80 - 258        63 - 209        35 - 173
--------------------------------------------------------------------------------------
  M-1    WAL (yrs)                           7.22            5.88            5.38
         First Payment Date                2/25/2009       7/25/2009       2/25/2010
         Expected Final Maturity           9/25/2024       1/25/2021       5/25/2018
         Window                            37 - 224        42 - 180        49 - 148
--------------------------------------------------------------------------------------
  M-2    WAL (yrs)                           7.20            5.82            5.17
         First Payment Date                2/25/2009       6/25/2009      10/25/2009
         Expected Final Maturity           2/25/2024       8/25/2020      12/25/2017
         Window                            37 - 217        41 - 175        45 - 143
--------------------------------------------------------------------------------------
  M-3    WAL (yrs)                           7.18            5.78            5.05
         First Payment Date                2/25/2009       5/25/2009       8/25/2009
         Expected Final Maturity           5/25/2023      12/25/2019       6/25/2017
         Window                            37 - 208        40 - 167        43 - 137
--------------------------------------------------------------------------------------
  M-4    WAL (yrs)                           7.16            5.75            4.98
         First Payment Date                2/25/2009       4/25/2009       7/25/2009
         Expected Final Maturity          11/25/2022       7/25/2019       1/25/2017
         Window                            37 - 202        39 - 162        42 - 132
--------------------------------------------------------------------------------------
  M-5    WAL (yrs)                           7.14            5.72            4.92
         First Payment Date                2/25/2009       4/25/2009       6/25/2009
         Expected Final Maturity           4/25/2022       2/25/2019       9/25/2016
         Window                            37 - 195        39 - 157        41 - 128
--------------------------------------------------------------------------------------
  M-6    WAL (yrs)                           7.11            5.69            4.87
         First Payment Date                2/25/2009       3/25/2009       5/25/2009
         Expected Final Maturity           9/25/2021       8/25/2018       4/25/2016
         Window                            37 - 188        38 - 151        40 - 123
--------------------------------------------------------------------------------------
  B-1    WAL (yrs)                           7.07            5.65            4.82
         First Payment Date                2/25/2009       3/25/2009       4/25/2009
         Expected Final Maturity           2/25/2021       2/25/2018      11/25/2015
         Window                            37 - 181        38 - 145        39 - 118
--------------------------------------------------------------------------------------
  B-2    WAL (yrs)                           7.03            5.60            4.75
         First Payment Date                2/25/2009       3/25/2009       4/25/2009
         Expected Final Maturity           7/25/2020       7/25/2017       5/25/2015
         Window                            37 - 174        38 - 138        39 - 112
--------------------------------------------------------------------------------------
  B-3    WAL (yrs)                           6.96            5.55            4.70
         First Payment Date                2/25/2009       2/25/2009       3/25/2009
         Expected Final Maturity           9/25/2019      11/25/2016      11/25/2014
         Window                            37 - 164        37 - 130        38 - 106
--------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period   A-1 Cap (%)   A-2a Cap (%)   A-2b Cap (%)   A-2c Cap (%)
------   -----------   ------------   ------------   ------------
         Actual/360     Actual/360     Actual/360     Actual/360


     0            --             --             --             --
     1         20.23          20.08          20.22          20.32
     2         20.23          20.08          20.22          20.32
     3         20.23          20.08          20.22          20.32
     4         20.23          20.08          20.22          20.32
     5         20.23          20.08          20.22          20.32
     6         20.23          20.08          20.22          20.32
     7         20.23          20.08          20.22          20.32
     8         20.23          20.08          20.22          20.32
     9         20.23          20.08          20.22          20.32
    10         20.23          20.08          20.22          20.32
    11         20.23          20.08          20.22          20.30
    12         20.05          20.01          20.01          20.01
    13         19.88          19.85          19.85          19.85
    14         20.11          20.07          20.07          20.07
    15         19.57          19.54          19.54          19.54
    16         19.54          19.51          19.51          19.51
    17         19.27          19.24          19.24          19.24
    18         19.26          19.23          19.23          19.23
    19         19.01          18.97          18.97          18.97
    20         18.76          18.74          18.74          18.74
    21         16.38          16.44          16.44          16.44
    22         13.46          13.34          13.34          13.34
    23         13.75          13.63          13.63          13.63
    24         13.48          13.37          13.37          13.37
    25         13.52          13.40          13.40          13.40
    26         14.15          14.02          14.02          14.02
    27         14.00             --          13.95          13.95
    28         14.82             --          14.71          14.71
    29         14.55             --          14.44          14.44
    30         14.94             --          14.82          14.82
    31         14.69             --          14.58          14.58
    32         14.53             --          14.36          14.36
    33         14.85             --          14.81          14.81
    34         14.72             --          14.61          14.61
    35         15.31             --          15.18          15.18
    36         15.06             --          14.95          14.95
    37         92.01             --          91.89          91.89
    38         43.99             --          43.82          43.82
    39         22.12             --          22.07          22.07
    40         23.07             --          22.95          22.95
    41         22.12             --          22.01          22.01
    42         22.52             --          22.41          22.41
    43         21.62             --          21.51          21.51
    44         21.50             --          21.35          21.35



((1))Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider
(2)Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period   A-1 Cap (%)   A-2a Cap (%)   A-2b Cap (%)   A-2c Cap (%)
------   -----------   ------------   ------------   ------------
         Actual/360     Actual/360     Actual/360     Actual/360


    45         22.02             --          21.93          21.93
    46         21.25             --          21.16          21.16
    47         21.65             --          21.56          21.56
    48         20.79             --          20.70          20.70
    49         20.73             --          20.65          20.65
    50         22.86             --          22.72          22.72
    51         20.88             --          20.79          20.79
    52         21.57             --          21.48          21.48
    53         20.92             --          20.83          20.83
    54         21.54             --          21.44          21.44
    55         19.43             --          19.34          19.34
    56         19.47             --          19.37          19.37
    57         20.13             --          20.04          20.04
    58         19.50             --          19.42          19.42
    59         20.14             --             --          20.07
    60         19.49             --             --          19.41
    61         19.49             --             --          19.41
    62         21.57             --             --          21.48
    63         19.48             --             --          19.40
    64         20.13             --             --          20.06
    65         19.47             --             --          19.40
    66         20.12             --             --          20.05
    67         19.47             --             --          19.40
    68         19.46             --             --          19.39
    69         20.11             --             --          20.04
    70         19.46             --             --          19.39
    71         20.10             --             --          20.04
    72         19.45             --             --          19.39
    73         19.44             --             --          19.38
    74         20.78             --             --          20.71
    75         19.44             --             --          19.38
    76         20.08             --             --          20.02
    77         19.43             --             --          19.37
    78         20.08             --             --          20.02
    79         19.42             --             --          19.37
    80         19.42             --             --          19.36
    81         20.06             --             --          20.00
    82         19.41             --             --          19.35
    83         20.05             --             --          20.00
    84         19.40             --             --          19.35
    85         19.40             --             --          19.34
    86         21.47             --             --          21.41
    87         19.39             --             --          19.33
    88         20.03             --             --          19.97
    89         19.38             --             --          19.32


((1))Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider
(2)Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period   A-1 Cap (%)   A-2a Cap (%)   A-2b Cap (%)   A-2c Cap (%)
------   -----------   ------------   ------------   ------------
         Actual/360     Actual/360     Actual/360     Actual/360


    90         20.02             --             --          19.96
    91         19.37             --             --          19.31
    92         19.37             --             --          19.31
    93         20.01             --             --          19.95
    94         19.36             --             --          19.30
    95         20.00             --             --          19.94
    96         19.35             --             --          19.29
    97         19.35             --             --          19.29
    98         21.42             --             --          21.35
    99         19.34             --             --          19.28
   100         19.98             --             --          19.92
   101         19.33             --             --          19.27
   102         19.97             --             --          19.91
   103         19.32             --             --          19.26
   104         19.32             --             --          19.26
   105         19.96             --             --          19.90
   106         19.31             --             --          19.25
   107         19.95             --             --          19.89
   108         19.31             --             --          19.24
   109         19.30             --             --          19.24
   110         21.37             --             --          21.29
   111         19.29             --             --          19.23
   112         18.03             --             --          17.96
   113         13.63             --             --          13.56
   114         14.14             --             --          14.07
   115         13.73             --             --          13.67
   116         13.79             --             --          13.73
   117         14.31             --             --          14.24
   118         13.91             --             --          13.84
   119         14.43             --             --          14.37
   120         14.03             --             --          13.97
   121         14.10             --             --          14.03
   122         15.14             --             --          15.07
   123         14.23             --             --          14.16
   124         14.78             --             --          14.71
   125         14.37             --             --          14.31
   126         14.93             --             --          14.86
   127         14.53             --             --          14.46
   128         14.61             --             --          14.54
   129         15.18             --             --          15.11
   130         14.77             --             --          14.70
   131         15.35             --             --          15.28
   132         14.94             --             --          14.88
   133         15.04             --             --          14.97
   134         16.75             --             --          16.67


((1))Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider
(2)Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period   A-1 Cap (%)   A-2a Cap (%)   A-2b Cap (%)   A-2c Cap (%)
------   -----------   ------------   ------------   ------------
         Actual/360     Actual/360     Actual/360     Actual/360

   135         15.23             --             --          15.16
   136         15.84             --             --          15.76
   137         15.43             --             --          15.36
   138         16.05             --             --          15.98
   139         15.64             --             --          15.57
   140         15.75             --             --          15.68
   141         16.39             --             --          16.32
   142         15.98             --             --          15.91
   143         16.64             --             --          16.57
   144         16.23             --             --          16.16
   145         16.36             --             --          16.29
   146         18.25             --             --          18.18
   147         16.62             --             --          16.55
   148         17.32             --             --          17.25
   149         16.91             --             --          16.83
   150         17.62             --             --          17.55
   151         17.20             --             --          17.13
   152         17.36             --             --          17.29
   153         18.11             --             --          18.03
   154         17.69             --             --          17.61
   155         18.45             --             --          18.38
   156         18.03             --             --          17.96
   157         18.21             --             --          18.14
   158         20.37             --             --          20.28
   159         18.58             --             --          18.51
   160         19.41             --             --          19.33
   161         18.98             --             --          18.91
   162         19.83             --             --          19.75
   163         19.40             --             --          19.33
   164         19.62             --             --          19.55
   165         20.51             --             --          20.43
   166         20.08             --             --          20.00
   167         20.99             --             --          20.92
   168         20.56             --             --          20.49
   169         20.81             --             --          20.74
   170         22.74             --             --          22.66
   171         21.81             --             --          21.74
   172         23.14             --             --          23.06
   173         23.03             --             --          22.95
   174         24.51             --             --          24.43
   175         24.47             --             --          24.40
   176         25.38             --             --          25.31
   177         28.99             --             --          28.91
   178         31.70             --             --          31.63
   179         34.50             --             --          34.44


((1))Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider
(2)Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period   A-1 Cap (%)   A-2a Cap (%)   A-2b Cap (%)   A-2c Cap (%)
------   -----------   ------------   ------------   ------------
         Actual/360     Actual/360     Actual/360     Actual/360


   180         35.33             --             --          35.27
   181         37.58             --             --          37.52
   182         44.53             --             --          44.46
   183         43.36             --             --          43.30
   184         48.72             --             --          48.66
   185         51.82             --             --          51.76
   186         59.64             --             --          59.57
   187         65.37             --             --          65.31
   188         75.72             --             --          75.66
   189         93.51             --             --          93.44
   190            --             --             --         113.19
   191            --             --             --         157.93
   192            --             --             --         239.13
   193            --             --             --              *
   194            --             --             --             --

* In Period 193 the Class A-2c has a beginning balance of approximately $123,303 and is paid approximately $112,747 in interest.


((1))Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider
(2)Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


  Period     M-1 Cap (%)  M-2 Cap (%)  M-3 Cap (%)  M-4 Cap (%)  M-5 Cap (%)  M-6 Cap (%)  B-1 Cap (%)  B-2 Cap (%)  B-3 Cap (%)
  ------     -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
             Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360
       0             --           --           --           --           --           --           --           --           --
       1          20.44        20.46        20.48        20.62        20.65        20.73        21.60        22.00        22.30
       2          20.44        20.46        20.48        20.62        20.65        20.73        21.60        22.00        22.30
       3          20.44        20.46        20.48        20.62        20.65        20.73        21.60        22.00        22.30
       4          20.44        20.46        20.48        20.62        20.65        20.73        21.60        22.00        22.30
       5          20.44        20.46        20.48        20.62        20.65        20.73        21.60        22.00        22.30
       6          20.44        20.46        20.48        20.62        20.65        20.73        21.60        22.00        22.30
       7          20.44        20.46        20.48        20.62        20.65        20.73        21.60        22.00        22.30
       8          20.44        20.46        20.48        20.62        20.65        20.73        21.60        22.00        22.30
       9          20.44        20.46        20.48        20.62        20.65        20.73        21.60        22.00        22.30
      10          20.11        20.12        20.13        20.20        20.21        20.25        20.68        20.88        21.02
      11          19.89        19.90        19.91        19.95        19.96        19.98        20.23        20.35        20.44
      12          19.40        19.40        19.40        19.40        19.40        19.40        19.40        19.40        19.40
      13          19.21        19.21        19.21        19.21        19.21        19.21        19.21        19.21        19.21
      14          19.34        19.34        19.34        19.34        19.34        19.34        19.34        19.34        19.34
      15          18.84        18.84        18.84        18.84        18.84        18.84        18.84        18.84        18.84
      16          18.76        18.76        18.76        18.76        18.76        18.76        18.76        18.76        18.76
      17          18.49        18.49        18.49        18.49        18.49        18.49        18.49        18.49        18.49
      18          18.42        18.42        18.42        18.42        18.42        18.42        18.42        18.42        18.42
      19          18.15        18.15        18.15        18.15        18.15        18.15        18.15        18.15        18.15
      20          17.87        17.87        17.87        17.87        17.87        17.87        17.87        17.87        17.87
      21          15.36        15.36        15.36        15.36        15.36        15.36        15.36        15.36        15.36
      22          12.20        12.20        12.20        12.20        12.20        12.20        12.20        12.20        12.20
      23          12.40        12.40        12.40        12.40        12.40        12.40        12.40        12.40        12.40
      24          12.12        12.12        12.12        12.12        12.12        12.12        12.12        12.12        12.12
      25          12.08        12.08        12.08        12.08        12.08        12.08        12.08        12.08        12.08
      26          12.54        12.54        12.54        12.54        12.54        12.54        12.54        12.54        12.54
      27          12.40        12.40        12.40        12.40        12.40        12.40        12.40        12.40        12.40
      28          12.97        12.97        12.97        12.97        12.97        12.97        12.97        12.97        12.97
      29          12.67        12.67        12.67        12.67        12.67        12.67        12.67        12.67        12.67
      30          12.90        12.90        12.90        12.90        12.90        12.90        12.90        12.90        12.90
      31          12.61        12.61        12.61        12.61        12.61        12.61        12.61        12.61        12.61
      32          12.26        12.26        12.26        12.26        12.26        12.26        12.26        12.26        12.26
      33          12.32        12.32        12.32        12.32        12.32        12.32        12.32        12.32        12.32
      34          11.94        11.94        11.94        11.94        11.94        11.94        11.94        11.94        11.94
      35          12.26        12.26        12.26        12.26        12.26        12.26        12.26        12.26        12.26
      36          11.93        11.93        11.93        11.93        11.93        11.93        11.93        11.93        11.93
      37          11.93        11.93        11.93        11.93        11.93        11.93        11.93        11.93        11.93
      38          13.01        13.01        13.01        13.01        13.01        13.01        13.01        13.01        13.01
      39          12.38        12.38        12.38        12.38        12.38        12.38        12.38        12.38        12.38
      40          13.14        13.14        13.14        13.14        13.14        13.14        13.14        13.14        13.14
      41          12.77        12.77        12.77        12.77        12.77        12.77        12.77        12.77        12.77
      42          13.11        13.11        13.11        13.11        13.11        13.11        13.11        13.11        13.11
      43          12.75        12.75        12.75        12.75        12.75        12.75        12.75        12.75        12.75
      44          12.83        12.83        12.83        12.83        12.83        12.83        12.83        12.83        12.83
      45          13.30        13.30        13.30        13.30        13.30        13.30        13.30        13.30        13.30


((1))Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider
(2)Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

  Period     M-1 Cap (%)  M-2 Cap (%)  M-3 Cap (%)  M-4 Cap (%)  M-5 Cap (%)  M-6 Cap (%)  B-1 Cap (%)  B-2 Cap (%)  B-3 Cap (%)
  ------     -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
             Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360
      46          13.01        13.01        13.01        13.01        13.01        13.01        13.01        13.01        13.01
      47          13.36        13.36        13.36        13.36        13.36        13.36        13.36        13.36        13.36
      48          12.98        12.98        12.98        12.98        12.98        12.98        12.98        12.98        12.98
      49          12.97        12.97        12.97        12.97        12.97        12.97        12.97        12.97        12.97
      50          14.23        14.23        14.23        14.23        14.23        14.23        14.23        14.23        14.23
      51          13.09        13.09        13.09        13.09        13.09        13.09        13.09        13.09        13.09
      52          13.51        13.51        13.51        13.51        13.51        13.51        13.51        13.51        13.51
      53          13.12        13.12        13.12        13.12        13.12        13.12        13.12        13.12        13.12
      54          13.48        13.48        13.48        13.48        13.48        13.48        13.48        13.48        13.48
      55          11.63        11.63        11.63        11.63        11.63        11.63        11.63        11.63        11.63
      56          11.66        11.66        11.66        11.66        11.66        11.66        11.66        11.66        11.66
      57          12.06        12.06        12.06        12.06        12.06        12.06        12.06        12.06        12.06
      58          11.68        11.68        11.68        11.68        11.68        11.68        11.68        11.68        11.68
      59          12.06        12.06        12.06        12.06        12.06        12.06        12.06        12.06        12.06
      60          11.67        11.67        11.67        11.67        11.67        11.67        11.67        11.67        11.67
      61          11.67        11.67        11.67        11.67        11.67        11.67        11.67        11.67        11.67
      62          12.91        12.91        12.91        12.91        12.91        12.91        12.91        12.91        12.91
      63          11.66        11.66        11.66        11.66        11.66        11.66        11.66        11.66        11.66
      64          12.05        12.05        12.05        12.05        12.05        12.05        12.05        12.05        12.05
      65          11.66        11.66        11.66        11.66        11.66        11.66        11.66        11.66        11.66
      66          12.04        12.04        12.04        12.04        12.04        12.04        12.04        12.04        12.04
      67          11.65        11.65        11.65        11.65        11.65        11.65        11.65        11.65        11.65
      68          11.65        11.65        11.65        11.65        11.65        11.65        11.65        11.65        11.65
      69          12.03        12.03        12.03        12.03        12.03        12.03        12.03        12.03        12.03
      70          11.65        11.65        11.65        11.65        11.65        11.65        11.65        11.65        11.65
      71          12.03        12.03        12.03        12.03        12.03        12.03        12.03        12.03        12.03
      72          11.64        11.64        11.64        11.64        11.64        11.64        11.64        11.64        11.64
      73          11.63        11.63        11.63        11.63        11.63        11.63        11.63        11.63        11.63
      74          12.43        12.43        12.43        12.43        12.43        12.43        12.43        12.43        12.43
      75          11.63        11.63        11.63        11.63        11.63        11.63        11.63        11.63        11.63
      76          12.02        12.02        12.02        12.02        12.02        12.02        12.02        12.02        12.02
      77          11.62        11.62        11.62        11.62        11.62        11.62        11.62        11.62        11.62
      78          12.01        12.01        12.01        12.01        12.01        12.01        12.01        12.01        12.01
      79          11.62        11.62        11.62        11.62        11.62        11.62        11.62        11.62        11.62
      80          11.61        11.61        11.61        11.61        11.61        11.61        11.61        11.61        11.61
      81          12.00        12.00        12.00        12.00        12.00        12.00        12.00        12.00        12.00
      82          11.60        11.60        11.60        11.60        11.60        11.60        11.60        11.60        11.60
      83          11.99        11.99        11.99        11.99        11.99        11.99        11.99        11.99        11.99
      84          11.60        11.60        11.60        11.60        11.60        11.60        11.60        11.60        11.60
      85          11.59        11.59        11.59        11.59        11.59        11.59        11.59        11.59        11.59
      86          12.83        12.83        12.83        12.83        12.83        12.83        12.83        12.83        12.83
      87          11.58        11.58        11.58        11.58        11.58        11.58        11.58        11.58        11.58
      88          11.96        11.96        11.96        11.96        11.96        11.96        11.96        11.96        11.96
      89          11.57        11.57        11.57        11.57        11.57        11.57        11.57        11.57        11.57
      90          11.95        11.95        11.95        11.95        11.95        11.95        11.95        11.95        11.95
      91          11.56        11.56        11.56        11.56        11.56        11.56        11.56        11.56        11.56
      92          11.56        11.56        11.56        11.56        11.56        11.56        11.56        11.56        11.56


((1))Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider
(2)Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


  Period     M-1 Cap (%)  M-2 Cap (%)  M-3 Cap (%)  M-4 Cap (%)  M-5 Cap (%)  M-6 Cap (%)  B-1 Cap (%)  B-2 Cap (%)  B-3 Cap (%)
  ------     -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
             Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360
      93          11.94        11.94        11.94        11.94        11.94        11.94        11.94        11.94        11.94
      94          11.55        11.55        11.55        11.55        11.55        11.55        11.55        11.55        11.55
      95          11.93        11.93        11.93        11.93        11.93        11.93        11.93        11.93        11.93
      96          11.54        11.54        11.54        11.54        11.54        11.54        11.54        11.54        11.54
      97          11.54        11.54        11.54        11.54        11.54        11.54        11.54        11.54        11.54
      98          12.77        12.77        12.77        12.77        12.77        12.77        12.77        12.77        12.77
      99          11.53        11.53        11.53        11.53        11.53        11.53        11.53        11.53        11.53
      100         11.91        11.91        11.91        11.91        11.91        11.91        11.91        11.91        11.91
      101         11.52        11.52        11.52        11.52        11.52        11.52        11.52        11.52        11.52
      102         11.90        11.90        11.90        11.90        11.90        11.90        11.90        11.90        11.90
      103         11.51        11.51        11.51        11.51        11.51        11.51        11.51        11.51        11.51
      104         11.51        11.51        11.51        11.51        11.51        11.51        11.51        11.51        11.51
      105         11.89        11.89        11.89        11.89        11.89        11.89        11.89        11.89        11.89
      106         11.50        11.50        11.50        11.50        11.50        11.50        11.50        11.50        11.50
      107         11.88        11.88        11.88        11.88        11.88        11.88        11.88        11.88        11.88
      108         11.49        11.49        11.49        11.49        11.49        11.49        11.49        11.49        11.49
      109         11.48        11.48        11.48        11.48        11.48        11.48        11.48        11.48        11.48
      110         12.71        12.71        12.71        12.71        12.71        12.71        12.71        12.71        12.71
      111         11.48        11.48        11.48        11.48        11.48        11.48        11.48        11.48        11.48
      112         11.85        11.85        11.85        11.85        11.85        11.85        11.85        11.85        11.85
      113         11.47        11.47        11.47        11.47        11.47        11.47        11.47        11.47        11.47
      114         11.84        11.84        11.84        11.84        11.84        11.84        11.84        11.84        11.84
      115         11.46        11.46        11.46        11.46        11.46        11.46        11.46        11.46        11.46
      116         11.45        11.45        11.45        11.45        11.45        11.45        11.45        11.45        11.45
      117         11.83        11.83        11.83        11.83        11.83        11.83        11.83        11.83        11.83
      118         11.44        11.44        11.44        11.44        11.44        11.44        11.44        11.44        11.44
      119         11.82        11.82        11.82        11.82        11.82        11.82        11.82        11.82        11.82
      120         11.44        11.44        11.44        11.44        11.44        11.44        11.44        11.44        11.44
      121         11.43        11.43        11.43        11.43        11.43        11.43        11.43        11.43           --
      122         12.21        12.21        12.21        12.21        12.21        12.21        12.21        12.21           --
      123         11.42        11.42        11.42        11.42        11.42        11.42        11.42        11.42           --
      124         11.80        11.80        11.80        11.80        11.80        11.80        11.80        11.80           --
      125         11.41        11.41        11.41        11.41        11.41        11.41        11.41        11.41           --
      126         11.79        11.79        11.79        11.79        11.79        11.79        11.79        11.79           --
      127         11.40        11.40        11.40        11.40        11.40        11.40        11.40        11.40           --
      128         11.40        11.40        11.40        11.40        11.40        11.40        11.40        11.40           --
      129         11.77        11.77        11.77        11.77        11.77        11.77        11.77           --           --
      130         11.39        11.39        11.39        11.39        11.39        11.39        11.39           --           --
      131         11.77        11.77        11.77        11.77        11.77        11.77        11.77           --           --
      132         11.38        11.38        11.38        11.38        11.38        11.38        11.38           --           --
      133         11.38        11.38        11.38        11.38        11.38        11.38        11.38           --           --
      134         12.59        12.59        12.59        12.59        12.59        12.59        12.59           --           --
      135         11.37        11.37        11.37        11.37        11.37        11.37           --           --           --
      136         11.74        11.74        11.74        11.74        11.74        11.74           --           --           --
      137         11.36        11.36        11.36        11.36        11.36        11.36           --           --           --
      138         11.73        11.73        11.73        11.73        11.73        11.73           --           --           --
      139         11.35        11.35        11.35        11.35        11.35        11.35           --           --           --


((1))Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider
(2)Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


  Period     M-1 Cap (%)  M-2 Cap (%)  M-3 Cap (%)  M-4 Cap (%)  M-5 Cap (%)  M-6 Cap (%)  B-1 Cap (%)  B-2 Cap (%)  B-3 Cap (%)
  ------     -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
             Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360
      140         11.35        11.35        11.35        11.35        11.35        11.35           --           --           --
      141         11.72        11.72        11.72        11.72        11.72           --           --           --           --
      142         11.34        11.34        11.34        11.34        11.34           --           --           --           --
      143         11.71        11.71        11.71        11.71        11.71           --           --           --           --
      144         11.33        11.33        11.33        11.33        11.33           --           --           --           --
      145         11.32        11.32        11.32        11.32        11.32           --           --           --           --
      146         12.53        12.53        12.53        12.53           --           --           --           --           --
      147         11.31        11.31        11.31        11.31           --           --           --           --           --
      148         11.69        11.69        11.69        11.69           --           --           --           --           --
      149         11.30        11.30        11.30        11.30           --           --           --           --           --
      150         11.68        11.68        11.68        11.68           --           --           --           --           --
      151         11.30        11.30        11.30           --           --           --           --           --           --
      152         11.29        11.29        11.29           --           --           --           --           --           --
      153         11.66        11.66        11.66           --           --           --           --           --           --
      154         11.28        11.28        11.28           --           --           --           --           --           --
      155         11.65        11.65        11.65           --           --           --           --           --           --
      156         11.27        11.27           --           --           --           --           --           --           --
      157         11.27        11.27           --           --           --           --           --           --           --
      158         12.47        12.47           --           --           --           --           --           --           --
      159         11.26        11.26           --           --           --           --           --           --           --
      160         11.63        11.63           --           --           --           --           --           --           --
      161         11.25        11.25           --           --           --           --           --           --           --
      162         11.62        11.62           --           --           --           --           --           --           --
      163         11.24           --           --           --           --           --           --           --           --
      164         11.24           --           --           --           --           --           --           --           --
      165         11.61           --           --           --           --           --           --           --           --
      166         11.23           --           --           --           --           --           --           --           --
      167         11.60           --           --           --           --           --           --           --           --
      168         11.22           --           --           --           --           --           --           --           --
      169         11.22           --           --           --           --           --           --           --           --
      170            --           --           --           --           --           --           --           --           --


((1))Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider
(2)Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Interest Rate Swap Schedule
Swap Rate: 4.78%

-------------------------------------------------------
Period   Start Accrual   End Accrual    Swap Notional
-------------------------------------------------------
     1       1/26/2006     2/25/2006   1,163,192,361.73
     2       2/25/2006     3/25/2006   1,093,975,496.62
     3       3/25/2006     4/25/2006   1,049,253,040.99
     4       4/25/2006     5/25/2006   1,006,952,928.76
     5       5/25/2006     6/25/2006     966,147,737.12
     6       6/25/2006     7/25/2006     926,767,942.97
     7       7/25/2006     8/25/2006     888,749,036.16
     8       8/25/2006     9/25/2006     852,031,302.81
     9       9/25/2006    10/25/2006     816,559,633.55
    10      10/25/2006    11/25/2006     782,283,304.45
    11      11/25/2006    12/25/2006     749,156,637.38
    12      12/25/2006     1/25/2007     717,165,149.99
    13       1/25/2007     2/25/2007     686,350,021.68
    14       2/25/2007     3/25/2007     656,754,435.26
    15       3/25/2007     4/25/2007     628,441,756.65
    16       4/25/2007     5/25/2007     601,356,309.86
    17       5/25/2007     6/25/2007     575,444,645.84
    18       6/25/2007     7/25/2007     550,655,649.60
    19       7/25/2007     8/25/2007     526,940,438.02
    20       8/25/2007     9/25/2007     498,519,589.10
    21       9/25/2007    10/25/2007     336,060,320.81
    22      10/25/2007    11/25/2007     165,332,885.48
    23      11/25/2007    12/25/2007     158,796,740.76
    24      12/25/2007     1/25/2008     152,521,852.67
    25       1/25/2008     2/25/2008     146,497,652.66
    26       2/25/2008     3/25/2008     140,713,975.14
    27       3/25/2008     4/25/2008     135,161,102.99
    28       4/25/2008     5/25/2008     129,829,213.94
    29       5/25/2008     6/25/2008     124,709,577.31
    30       6/25/2008     7/25/2008     119,794,008.79
    31       7/25/2008     8/25/2008     115,074,276.20
    32       8/25/2008     9/25/2008      96,725,656.10
    33       9/25/2008    10/25/2008      71,702,878.49
    34      10/25/2008    11/25/2008      51,705,090.03
    35      11/25/2008    12/25/2008      49,960,232.93
    36      12/25/2008     1/25/2009      48,272,877.58
    37       1/25/2009     2/25/2009      46,641,187.69
    38       2/25/2009     3/25/2009      45,063,377.67
    39       3/25/2009     4/25/2009      43,537,640.28
    40       4/25/2009     5/25/2009      42,062,273.76
    41       5/25/2009     6/25/2009      40,635,746.62
    42       6/25/2009     7/25/2009      39,256,533.48
    43       7/25/2009     8/25/2009      37,923,109.69
    44       8/25/2009     9/25/2009      36,633,995.30
    45       9/25/2009    10/25/2009      35,387,734.16
    46      10/25/2009    11/25/2009      34,182,942.74
    47      11/25/2009    12/25/2009      33,018,304.08
    48      12/25/2009     1/25/2010      31,892,516.65
    49       1/25/2010     2/25/2010      30,804,318.66
    50       2/25/2010     3/25/2010      29,752,487.72
    51       3/25/2010     4/25/2010      28,735,839.23
    52       4/25/2010     5/25/2010      27,753,227.05
    53       5/25/2010     6/25/2010      26,803,540.42
    54       6/25/2010     7/25/2010      25,885,703.56
    55       7/25/2010     8/25/2010                 --
-------------------------------------------------------


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                              TERM SHEET DISCLAIMER

This material was prepared by sales, trading or other non-research personnel of one of the following: Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter "Morgan Stanley"). This material was not produced by a Morgan Stanley research analyst, although it may refer to a Morgan Stanley research analyst or research report. Unless otherwise indicated, these views (if any) are the author's and may differ from those of the Morgan Stanley fixed income or equity research department or others in the firm.

This material was prepared by or in conjunction with Morgan Stanley trading desks that may deal as principal in or own or act as market maker or liquidity provider for the securities/instruments (or related derivatives) mentioned herein. The trading desk may have accumulated a position in the subject securities/instruments based on the information contained herein. Trading desk materials are not independent of the proprietary interests of Morgan Stanley, which may conflict with your interests. Morgan Stanley may also perform or seek to perform investment banking services for the issuers of the securities and instruments mentioned herein.

The information contained in this material is subject to change, completion or amendment from time to time, and the information in this material supersedes information in any other communication relating to the securities referred to in this material.

This material is not a solicitation to participate in any trading strategy, and is not an offer to sell any security or instrument or a solicitation of an offer to by of any offer to buy or sell any security or instrument in any jurisdiction where the offer, solicitation or sale is not permitted. Unless otherwise set forth in this material, the securities referred to in this material may not have been registered under the U.S. Securities Act of 1933, as amended, and, if not, may not be offered or sold absent an exemption therefrom. Recipients are
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The securities/instruments discussed in this material may not be suitable for
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Other recipients should seek independent financial advice prior to making any
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regulatory and accounting characteristics and consequences, of the transaction.
You should consider this material as only a single factor in making an investment decision.

Options are not for everyone. Before purchasing or writing options, investors should understand the nature and extent of their rights and obligations and be aware of the risks involved, including the risks pertaining to the business and financial condition of the issuer and the security/instrument. A secondary market may not exist for these securities. For Morgan Stanley customers who are purchasing or writing exchange-traded options, please review the publication `Characteristics and Risks of Standardized Options,' which is available from your account representative.

The value of and income from investments may vary because of changes in interest rates, foreign exchange rates, default rates, prepayment rates, securities/instruments prices, market indexes, operational or financial conditions of companies or other factors. There may be time limitations on the exercise of options or other rights in securities/instruments transactions. Past performance is not necessarily a guide to future performance. Estimates of future performance are based on assumptions that may not be realized. Actual events may differ from those assumed and changes to any assumptions may have a material impact on any projections or estimates. Other events not taken into account may occur and may significantly affect the projections or estimates. Certain assumptions may have been made for modeling purposes only to simplify
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not materially differ from those estimated herein. Some of the information contained in this document may be aggregated data of transactions in securities
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parties, their affiliates, agents or advisors.

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